UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2020, Pareteum Corporation (the “Company”) issued a promissory note (the “Pareteum Note”) evidencing an unsecured loan in the amount of $ 551,800 made to the Company under the Paycheck Protection Program (the “PPP”). On May 8, 2020, the Company, through its wholly owned subsidiary iPass Inc. (“iPass”), issued an additional promissory note (the “iPass Note,” and together with the Pareteum Note, the “Notes,” and each individually, a “Note”) evidencing an unsecured loan in the amount of $818,900 made to iPass under the PPP. The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (the “SBA”). The loans to each of the Company and iPass were made through Silicon Valley Bank.

Each Note provides for an interest rate of 1.00% per year and matures two years after the issuance date. Principal and accrued interest are payable monthly in equal installments commencing on the date that is six months after the date funds are first disbursed on the loan and continuing through the maturity date, unless such Note is forgiven as described below. To be available for loan forgiveness, the Notes may only be used for payroll costs, costs related to certain group health care benefits and insurance premiums, rent payments, utility payments, mortgage interest payments and interest payments on any other debt obligation that were incurred before February 15, 2020. The Notes may each be prepaid at any time prior to maturity with no prepayment penalties and contains events of default and other conditions customary for Notes of this type. For example, the Notes contain events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or Silicon Valley Bank, or breaching the terms of the loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company and/or iPass.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt. While the Company currently believes that its use of the proceeds from the Notes will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of either Note in whole or in part.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On May 18, 2019, the Company issued letter to shareholders, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Letter to Shareholders dated May 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: May 18, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer